Exhibit 4.4.2

AMENDMENT NO. 2

TO

STOCKHOLDERS AGREEMENT

This AMENDMENT NO. 2, dated as of June 16, 2006 (this “Amendment No. 2”), to the STOCKHOLDERS AGREEMENT, dated as of September 30, 2004 (as amended, the “Stockholders Agreement”), is among ACA Capital Holdings, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company listed on the signature pages hereto.

WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders to register shares of its Common Stock with the Securities and Exchange Commission pursuant to a registration statement on Form S-1 (File No. 333-133949) and list its shares of Common Stock for trading on the New York Stock Exchange;

WHEREAS, the Company expects to offer its Common Stock for sale to the public in an initial public offering pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission (an “Initial Public Offering”);

WHEREAS, the Company and the parties hereto wish to amend the Stockholders Agreement in compliance with the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder (as amended, the “Exchange Act”) and the New York Stock Exchange Listing Requirements (the “NYSE Rules”) in anticipation of such registration;

WHEREAS, pursuant to Section 12 of the Stockholders Agreement, the Stockholders Agreement may be amended if the amendment is approved in writing by the Company, the holders of at least a majority of the Stockholder Shares (voting together as a single class, on an as-converted basis) and the holders of a majority of the Series B Preferred Stock;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties agree as follows:

1.             Amendment.

                (a)           The Stockholders Agreement is hereby amended to add a new Section 25 to read as follows:

“25. Compliance with Listing Requirements. Nothing herein shall be construed so as to negate compliance with the Act, the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder (as amended, the “Exchange Act”) or the rules and regulations of any exchange on which the Common Stock is then traded (the “Listing Requirements”). In the event of one or more conflicting requirements between the Stockholders Agreement and one or more of the Act, the Exchange Act or the Listing Requirements, the conflicting portion of the Stockholders Agreement shall be superseded. All non-conflicting covenants, agreements, representations, warranties, promises or other terms and conditions of the Stockholders Agreement shall remain in full force and effect according to their terms without any change whatsoever.”

                2.             Governing Law.

                This Amendment No. 2 shall be governed in all respects by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

3.             Miscellaneous.

(a)           Defined Terms.  Capitalized terms not defined in this Amendment No. 2 shall have the meanings given to them in the Stockholders Agreement.

(b)           Survival of Other Provisions.  All of the other covenants, agreements, representations, warranties, promises or other terms and conditions of the Stockholders Agreement shall remain in full force and effect according to their terms without any change whatsoever.

(c)           Entire Agreement.  This Amendment No. 2 constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof, and there are no further or other agreements or undertakings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to in this Amendment No. 2.

(d)           Execution in Counterparts.  This Amendment No. 2 may be executed in any number of counterparts and in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first written above.

			ACA CAPITAL HOLDINGS, INC.

			By:
			Name: Nora J. Dahlman
			Title: General Counsel & Secretary

Stockholder			Shares of Capital Stock of the Company Owned

BSMB/ACA LLC

			Series B Senior Convertible Preferred—
By:	Bear Stearns Merchant Manager II, LLC,		1,685,663.8305
its Manager
	By:	JDH Management, LLC, its
		Manager

By:
	Name: David E. King
	Title: Senior Managing Director

THE STEPHENS GROUP, INC.
		Common—237,623.8
		Convertible Preference—273.4
By:		Senior Convertible Preferred—25.8
	Name: Warren A. Stephens	Series B Senior Convertible Preferred—
	Title: President and CEO	267,565.6819

THIRD AVENUE TRUST ON BEHALF OF
THE THIRD AVENUE VALUE FUND
SERIES
		Common—118,811.9
		Convertible Preference—258.7
By:		Senior Convertible Preferred—103.4
	Name: David M. Barse	Series B Senior Convertible Preferred—
	Title: Chief Executive Officer	133,782.8436

THIRD AVENUE TRUST ON BEHALF OF
THE THIRD AVENUE SMALL-CAP		Common—118,811.9
VALUE FUND SERIES		Convertible Preference—258.7
		Senior Convertible Preferred—103.4
		Series B Senior Convertible Preferred—
By:		133,782.8436
	Name: David M. Barse
	Title: Chief Executive Officer

CHESTNUT HILL ACA, LLC
		Common—237,623.8
		Convertible Preference—163.5
By:		Senior Convertible Preferred—103.4
	Name: John Berylson	Series B Senior Convertible Preferred—
	Title:	267,565.6983